CERTIFICATE OF AMENDMENT
                                       TO
                            THE CERTIFICATE OF TRUST
                                       OF
                      PIONEER TAX QUALIFIED DIVIDEND TRUST


        This Certificate of Amendment to the Certificate of Trust of Pioneer Tax Qualified Dividend Trust (hereby renamed "Pioneer Tax Qualified Dividend Fund") (the "Trust") is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

o FIRST: The name of the Trust is Pioneer Tax Qualified Dividend Trust (hereby renamed "Pioneer Tax Qualified Dividend Fund").

o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Tax Qualified Dividend Trust" to "Pioneer Tax Qualified Dividend Fund."

o       THIRD: This amendment shall become effective immediately upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 15th day of October, 2003.




                                               /s/ Osbert M. Hood
                                               Osbert M. Hood, as Trustee
                                               and not individually